Exhibit 99.1

Autoliv declares increased dividend

(Stockholm, Sweden, February 20, 2017) – – – Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), the worldwide leader in automotive safety systems, today announced that its Board of Directors has declared a quarterly dividend of 60 cents per share for the second quarter 2017, an increase of 2 cents per share from the previous level.

The dividend will be payable on Thursday, June 1, 2017 to Autoliv shareholders of record on the close of business on Wednesday, May 17. The ex-date will be Monday, May 15 for holders of the common stock listed on the New York Stock Exchange and Tuesday, May 16 for holders of Swedish Depository Receipts (SDRs) listed on NASDAQ Stockholm.

Shareholders AGM

As previously announced, the Board of Directors has set Tuesday, May 9, 2017, as the date for the Annual General Meeting of Shareholders to be held in Chicago, IL, USA.

Only shareholders of record at the close of business on March 13, 2017, will be entitled to be present and vote at the 2017 Annual General Meeting. Notice of the 2017 Annual General Meeting will be delivered to the holders of record in late March.

All of the directors with terms expiring at the 2017 Annual Meeting (Robert Alspaugh, Jan Carlson, Aicha Evans, Leif Johansson, David Kepler, Franz-Josef Kortüm, Xiaozhi Liu, James Ringler, Kazuhiko Sakamoto and Wolfgang Ziebart) will be nominated for re-election at the 2017 Annual Meeting, with the exception of George Lorch, who has informed the Company that he will not stand for re-election at the 2017 Annual Meeting, as he has reached the retirement age set forth in the Company’s Corporate Governance Guidelines. George Lorch has served as a director of the Company since 2003 and as Lead Independent Director since May 2014. At the conclusion of Mr. Lorch’s service, the Board will appoint a new Lead Independent Director. The Board will not fill the vacancy resulting from Mr. Lorch’s retirement and will accordingly reduce the size of the Board to ten directors, effective immediately following the closing of the polls for the election of directors at the 2017 Annual Meeting.

Inquiries:

Thomas Jönsson, Vice President Corporate Communications, Tel: +46 8 58 72 06 27

This information is information that Autoliv, Inc. is obliged to make public pursuant to the EU Market Abuse Regulation. The information was submitted for publication, through the contact person set out above, at 08.30 AM CET on February 20, 2017.

About Autoliv

Autoliv, Inc. is the worldwide leader in automotive safety systems and through its subsidiaries develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has more than 80 facilities with 70,000 employees in 27 countries. In addition, the Company has 22

Autoliv Inc.	Autoliv North America
World Trade Center	26545 American Drive
Klarabergsviadukten 70, B7	Southfield, MI 48034, USA
P. O. Box 703 81, SE-107 24 Stockholm, Sweden	Phone: +1 (248) 794 4537
Phone: +46 (8) 58 72 06 27	e-mail: ray.pekar@autoliv.com
e-mail: thomas.jonsson@autoliv.com

technical centers in nine countries around the world, with 19 test tracks, more than any other automotive safety supplier. Sales in 2016 amounted to about US $10.1 billion. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on the OMX Nordic Exchange in Stockholm (ALIV sdb). For more information about Autoliv, please visit our company website at www.autoliv.com.

Safe Harbor Statement

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any such statements in light of new information or future events, except as required by law.

Autoliv Inc.	Autoliv North America
World Trade Center	26545 American Drive
Klarabergsviadukten 70, B7	Southfield, MI 48034, USA
P. O. Box 703 81, SE-107 24 Stockholm, Sweden	Phone: +1 (248) 794 4537
Phone: +46 (8) 58 72 06 27	e-mail: ray.pekar@autoliv.com
e-mail: thomas.jonsson@autoliv.com